Exhibit 32.1

Certification by the Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Raymond Z. Wang, Chief Executive Officer of Greenland Technologies Holding Corporation (the “Company”), hereby certify to my knowledge that:

The quarterly report on Form 10-Q for the quarter ended March 31, 2024 of the Company fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2024

/s/ Raymond Z. Wang
Raymond Z. Wang
Chief Executive Officer (Principal Executive Officer)